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                                                                  EXHIBIT 99.29



                      NOTICE CONCERNING REGULATORY RELIEF
                      -----------------------------------

     The following regulatory relief has been granted by the Commission and its staff to Kemper Investors Life Insurance Company ("KILICO") and its KILICO Variable Annuity Separate Account.

     KILICO and its Separate Account intend to rely on such relief, to the extent applicable, in connection with this Amendment to the Registration Statement.


     Commission Exemptive Order
       Release No. IC-18451 (December 19, 1991)
       File No. 812-7787